Exhibit 3.1

FORM NO. 6	Registration No. 51235

BERMUDA

CERTIFICATE OF INCORPORATION
I hereby that in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 19th day of February 2016
Coral Reef Limited
was registered by me in the Register maintained by me under the provisions of the said section and that the status of said company is that of an exempted company.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 22nd day of February 2016

[Seal]	/s/ Wakeel D Ming Wakeel D Ming for Registrar of Companies